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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 25, 1996 (except Note 9(b), which is as of April 15, 1997), with respect to the consolidated financial statements of Bioclear Technology, Inc. included in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Waterlink, Inc. dated April 16, 1997.

                                          ERNST & YOUNG
                                          Chartered Accountants

Winnipeg, Canada
April 15, 1997